As filed with the Securities and Exchange Commission on April 14, 2005

Registration No. 333-87094

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES
ACT OF 1933

WILSONS THE LEATHER EXPERTS INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1839933
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
(763) 391-4000
(Address and Telephone Number of Principal Executive Offices)

Michael M. Searles
Chief Executive Officer
Wilsons The Leather Experts Inc.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
(763) 391-4000
(Name, Address, and Telephone Number of Agent for Service)

Copy to:
Kris Sharpe
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901

      Approximate date of proposed sale to the public: Not Applicable.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

      We previously registered for resale, under a Registration Statement on Form S-3, as amended (Registration No. 333-87094), 100,000 shares of our common stock to be offered by the selling stockholders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the shares of common stock that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such shares.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Park, State of Minnesota, on April 13, 2005.

WILSONS THE LEATHER EXPERTS INC.
By	/s/ Michael M. Searles
Michael M. Searles
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons, representing a majority of the Board of Directors, in the capacities indicated on April 13, 2005.

Signature	Title
/s/ Michael M. Searles Michael M. Searles	Chairman and Chief Executive Officer (principal executive officer and director)
/s/ Peter G. Michielutti Peter G. Michielutti	Executive Vice President, Chief Financial Officer and Chief Operating Officer (principal financial and accounting officer)
* /s/ Lyle Berman Lyle Berman	Director
/s/ Michael T. Cowhig Michael T. Cowhig	Director
/s/ Bradley K. Johnson Bradley K. Johnson	Director
/s/ William F. Farley William F. Farley	Director
/s/ Michael J. McCoy Michael J. McCoy	Director
/s/ R. Ted Weschler R. Ted Weschler	Director
* /s/ David L. Rogers David L. Rogers	Director
* /s/ Joel N. Waller Joel N. Waller	Director

* Peter G. Michielutti, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Company pursuant to powers of attorney duly executed by such persons.

By	/s/ Peter G. Michielutti
Peter G. Michielutti, Attorney-in-fact